                                                                    Exhibit 3.34

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                        CLASSIC NETWORK TRANSMISSION, LLC
                      ------------------------------------

                      A Delaware Limited Liability Company

                      ------------------------------------



                       LIMITED LIABILITY COMPANY AGREEMENT

                            Dated as of July 21, 1999


THE MEMBERSHIP INTERESTS REPRESENTED BY THIS LIMITED LIABILITY COMPANY
AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.


================================================================================

                                          TABLE OF CONTENTS

                                                                        PAGE
                                                                        ----

ARTICLE I
     DEFINITIONS..........................................................1
          1.1      DEFINITIONS............................................1
          1.2      OTHER DEFINITIONS......................................9
          1.3      CONSTRUCTION...........................................9
          1.4      INCLUDING..............................................9

ARTICLE II
     ORGANIZATION.........................................................9
          2.1      FORMATION..............................................9
          2.2      NAME..................................................10
          2.3      REGISTERED OFFICE;
                   REGISTERED AGENT; PRINCIPAL OFFICE; OTHER OFFICES.....10
          2.4      PURPOSES..............................................10
          2.5      POWERS OF THE COMPANY.................................11
          2.6      FOREIGN QUALIFICATION.................................13
          2.7      TERM..................................................13
          2.8      NO STATE-LAW PARTNERSHIP..............................13

ARTICLE III
     MEMBERSHIP; CAPITAL CONTRIBUTIONS; ADDITIONAL IN-
     TERESTS.............................................................13
          3.1      MEMBERS...............................................13
                   (a)     NAMES, ETC....................................13
                   (b)     LOANS BY MEMBERS..............................14
                   (c)     REPRESENTATIONS AND
                           WARRANTIES OF MEMBERS.........................14
          3.2      NO LIABILITY OF MEMBERS...............................15
                   (a)     NO LIABILITY..................................15
                   (b)     DISTRIBUTION..................................16
          3.3      INITIAL CAPITAL CONTRIBUTIONS.........................16
          3.4      ISSUANCE OF ADDITIONAL INTERESTS;
                   ADDITIONAL MEMBERS....................................16
                   (a)     ADDITIONAL INTERESTS..........................16
                   (b)     ADDITIONAL MEMBERS AND INTERESTS..............17
          3.5      CERTIFICATION OF UNITS................................17

                                                                        Page
                                                                        ----

ARTICLE IV
     CAPITAL ACCOUNTS....................................................17
          4.1      CAPITAL ACCOUNTS......................................17
          4.2      ALLOCATIONS OF INCOME AND LOSS........................18
                   (a)     ALLOCATIONS TO CAPITAL ACCOUNTS...............18
                   (b)     SPECIAL ALLOCATIONS...........................18
          4.3      DISTRIBUTIONS.........................................20
                   (a)     GENERAL.......................................20
                   (b)     INTERIM DISTRIBUTIONS.........................20
                   (c)     AMOUNTS WITHHELD..............................20
          4.4      NO RIGHT OF WITHDRAWAL................................21
          4.5      AMOUNTS HELD IN RESERVE...............................21

ARTICLE V
     MANAGEMENT; MEMBERS.................................................21
          5.1      MANAGEMENT BY THE BOARD OF MANAGERS...................21
          5.2      ACTIONS BY THE BOARD; DELEGATION OF
                   AUTHORITY AND DUTIES..................................22
          5.3      BOARD COMPOSITION.....................................22
          5.4      MEETINGS OF AND VOTING BY THE BOARD...................22
          5.5      ACTION BY WRITTEN CONSENT OR TELEPHONE
                   CONFERENCE............................................25
          5.6      OFFICERS..............................................26
          5.7      PURCHASE OF UNITS.....................................26
          5.8      LIMITATION OF DUTIES..................................27

ARTICLE VI
     EXCULPATION AND INDEMNIFICATION.....................................27
          6.1      PERFORMANCE OF DUTIES; NO LIABILITY OF
                   MEMBERS, MANAGERS AND OFFICERS........................27
          6.2      CONFIDENTIAL INFORMATION..............................28
          6.3      RIGHT TO INDEMNIFICATION..............................28
          6.4      ADVANCE PAYMENT.......................................29
          6.5      INDEMNIFICATION OF EMPLOYEES AND AGENTS...............29
          6.6      APPEARANCE AS A WITNESS...............................29
          6.7      NONEXCLUSIVITY OF RIGHTS..............................29
          6.8      INSURANCE.............................................30
          6.9      SAVINGS CLAUSE........................................30

                                                                        Page
                                                                        ----


ARTICLE VII
     TAXES...............................................................30
          7.1      TAX RETURNS...........................................30
          7.2      TAX MATTERS MEMBER....................................31

ARTICLE VIII
     BOOKS, REPORTS AND COMPANY FUNDS....................................31
          8.1      MAINTENANCE OF BOOKS..................................31
          8.2      COMPANY FUNDS.........................................31

ARTICLE IX
     TRANSFERS AND OTHER EVENTS..........................................31
          9.1      RESTRICTION ON TRANSFERS..............................31
          9.2      REDEMPTION BY THE COMPANY.............................32
          9.3      LEGEND................................................32
          9.4      EFFECTIVE DATE........................................32
          9.5      EFFECT OF INCAPACITY..................................32

ARTICLE X
     DISSOLUTION, LIQUIDATION AND TERMINATION............................33
          10.1     DISSOLUTION...........................................33
          10.2     LIQUIDATION AND TERMINATION...........................33
          10.3     CANCELLATION OF CERTIFICATE...........................34

ARTICLE XI
     GENERAL/MISCELLANEOUS PROVISIONS....................................34
          11.1     OFFSET................................................34
          11.2     NOTICES...............................................34
          11.3     ENTIRE AGREEMENT......................................35
          11.4     EFFECT OF WAIVER OR CONSENT...........................35
          11.5     AMENDMENT OR MODIFICATION.............................35
          11.6     BINDING EFFECT........................................35
          11.7     GOVERNING LAW; SEVERABILITY...........................36
          11.8     FURTHER ASSURANCES....................................36
          11.9     WAIVER OF CERTAIN RIGHTS..............................36
          11.10    INDEMNIFICATION AND REIMBURSEMENT FOR
                   PAYMENTS ON BEHALF OF A HOLDER........................36

                                                                        Page
                                                                        ----


          11.11    NOTICE TO HOLDERS OF PROVISIONS.......................37
          11.12    COUNTERPARTS..........................................37
          11.13    CONSENT TO JURISDICTION...............................37
          11.14    HEADINGS..............................................38
          11.15    REMEDIES..............................................38
          11.16    SEVERABILITY..........................................38
          11.17    SURVIVAL..............................................38

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                        CLASSIC NETWORK TRANSMISSION, LLC
                      A DELAWARE LIMITED LIABILITY COMPANY


          THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Classic Network Transmission, LLC, dated and effective as of July 21, 1999, is adopted, executed and entered into by and among the Members.

          WHEREAS, the Members have caused Classic Network Transmission, LLC to be formed as a limited liability company under the Act and, as required thereunder, do hereby adopt this Agreement as the Limited Liability Company Agreement of the Company;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements herein made and intending to be legally bound, the Members hereby agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

          1.1 DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

          "Act" means the Delaware Limited Liability Company Act, Title 6, Sections 18-101, et seq., and any successor statute, as amended from time to time.

          "Adjusted Capital Account" means, at any time, the then current balance in the Capital Account of a Member, after giving effect to the following adjustments:

                    (i) credit to such Capital Account any amounts that such Member is deemed obligated to restore as described in the penultimate sentences of Treasury Regulations Section 1.704-2(g)(1) and Treasury Regulations Section 1.704-2(i)(5); and

                    (ii) debit to such Capital Account the items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          "Affiliate" of, or a Person "Affiliated" with, a specified Person means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified.

          "Agreement" means this Limited Liability Company Agreement, as executed and as it may be amended, modified, supplemented or restated from time to time, as the context requires.

          "Asset Contribution" shall mean any Capital Contribution of tangible or intangible property other than cash made by a Member to the Company and accepted by the Company upon consent of the Board.

          "Capital Contribution" means, with respect to any Member, the amount of money and Gross Asset Value of any property (other than money) contributed to the Company in exchange for or with respect to the Membership Interest acquired or held by such Member pursuant to this Agreement, as shown opposite such Member's name on Schedule A , as the same may be amended from time to time.

          "Cash Available for Distribution" means, with respect to any period, Cash Flow less any amounts set aside from Cash Flow for the restoration or creation of Reserves.

          "Cash Flow" means, with respect to each Fiscal Year, the Company's taxable income for such Fiscal Year, increased by (1) any Depreciation or depletion deductions taken into account in computing taxable income and (2) any nontaxable income or receipts (other than capital contributions and loans to the Company) and proceeds of the Company, and reduced by (1) any principal payments on any Company debts, (2) expenditures to acquire or improve Company assets and
(3) cash distributions to the Members prior to the end of such Fiscal Year.

          "Certificate" means the Certificate of Formation of the Company as filed with the Secretary of State of the State of Delaware.

          "Class A Unit" means a Unit representing a fractional part of the ownership of the Company and having the rights and obligations specified with respect to Class A Units in this Agreement. Schedule A attached hereto sets forth (i) the initial Holders of the Class A Units and (ii) the proportionate amount of ownership of such Class A Units based on the initial cash or other Capital Contributions made by such Holders, as the same may be amended from time to time.

          "Class B Unit" means a Unit representing a fractional part of the ownership of the Company and having the rights and obligations specified with respect to Class B Units in this Agreement. Schedule A attached hereto sets forth (i) the initial Holders of the Class B Units and (ii) the proportionate amount of ownership of such Class B Units based on the initial cash or other Capital Contributions made by such Holders, as the same may be amended from time to time. The Class B Units shall have no voting, approval or consent rights attached to such Class B Units, unless otherwise required by applicable law. For all other purposes, (i) the rights, privileges, benefits and liabilities pertaining to the Class B Units shall be identical in all respects to the rights, privileges, benefits and liabilities pertaining to the Class A Units as provided under this Agreement and applicable law.

          "Class B Unitholder" means a Holder of Class B Units.

          "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

          "Communications Act" means the Communications Act of 1934, as amended, and any successor statute or statutes.

          "Company" means the Delaware limited liability company formed pursuant to the Certificate and this Agreement, as such limited liability company may be constituted from time to time, and including its successors.

          "Confidential Information" means information disclosed to the Holder or known by the Holder as a consequence of or through his or its relationship with the Company and its Subsidiaries, about the customers, employees, business methods, public relations methods, organization, manufacturing procedures and techniques or finances of the Company and its Subsidiaries, including, without limitation, information of or relating to customer lists of the Company and its Subsidiaries. Notwithstanding the foregoing, information will not constitute Confidential Information for the purpose of this Agreement if such information can be shown to have been (x) in the possession of the receiving party at the time of its disclosure as provided in the preceding sentence, (y) in the public domain or otherwise generally known to the industry (either prior to or after the furnishing of such information hereunder) through no fault of such receiving party or (z) later acquired by the receiving party from another source if such source is not under an obligation to another party to keep such information confidential.

          "Depreciation" means, for any Fiscal Year or portion thereof, an amount equal to the depreciation, amortization or other cost recovery deduction allowed or allowable with respect to an asset for such period for Federal income tax purposes, except that if the Gross Asset Value of an asset differs from its adjusted basis for Federal income tax purposes at the beginning of such period, Depreciation shall be an amount that bears the same relationship to such beginning Gross Asset Value as the depreciation, amortization or cost recovery deduction in such period for Federal income tax purposes bears to the beginning adjusted tax basis; provided, however, that if the adjusted basis for Federal income tax purposes of an asset at the beginning of such period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Tax Matters Member.

          "Economic Interest" means a Holder's share of the Company's net profits, net losses and distributions pursuant to this Agreement and the Act, but shall not include any right to participate in the management or affairs of the Company, including the right to vote on, consent to or otherwise participate in any decision of the Members, or any right to receive information concerning the business and affairs of the Company, in each case to the extent provided for herein or otherwise required by the Act.

          "FCC" means the Federal Communications Commission, and any successor governmental agency or department.

          "FCC Rules" means the rules, regulations, orders, decisions and policies of the FCC, as they may be amended from time to time.

          "Fiscal Year" of the Company means the calendar year.

          "GAAP" means U.S. generally accepted accounting principles consistently applied.

          "Gross Asset Value" means, with respect to any asset of the Company, the asset's adjusted basis for Federal income tax purposes, except as follows:

               (a) The initial Gross Asset Value of any asset contributed by a Member to the Company as an Asset Contribution shall be the fair market value of such asset on the date of contribution as reasonably determined by the Board;

               (b) The Gross Asset Value of all assets of the Company shall be adjusted to equal their respective fair market values as reasonably determined by the Board, in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f), upon the occurrence of one or more of the following events: (i) the acquisition of an Additional Interest by any new or existing Member in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Company to a Member of more than a de minimis amount of property in exchange for a Membership Interest; or (iii) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses (i) and (ii) above shall be made only if the Board reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members of the Company;

               (c) The Gross Asset Value of any asset of the Company distributed to any Member shall be adjusted to equal the fair market value of such asset (taking Code Section 7701(g) into account) on the date of distribution as reasonably determined by the Board; and

               (d) The Gross Asset Value of assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and paragraph (f) of the definition of Profits and Losses; provided, however, that Gross Asset Values shall not be adjusted pursuant to this paragraph (d) to the extent that the Board determines that an adjustment pursuant to paragraph (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this paragraph (d).

If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraphs (a), (b) or (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

          "Holder" means, as applicable, a holder of a Unit or one or more Unit Equivalents and/or the Economic Interests represented thereby as reflected on the Company's books and records.

          "Incapacity" or "Incapacitated" means (a), with respect to a natural person, the bankruptcy, death, incompetency or insanity of such individual and
(b), with respect to any other Person, the bankruptcy, liquidation, dissolution or termination of such Person.

          "Media Subsidiary" means any Person in which the Company has an attributable interest under the FCC Rules and which directly or indirectly owns, controls or operates (i) a U.S. cable television system or broadcast television station, or (ii) any other communications facility or enterprise subject to multiple ownership, alien ownership, cross-ownership or other ownership restrictions set forth in the Communications Act or the FCC Rules.

          "Member" means each Person identified on Schedule A hereto as of the date hereof who has executed this Agreement or a counterpart hereof and each Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act, in each case so long as such Person is shown on the Company's books and records as the owner of one or more Units. The Members shall constitute the "members" (as that term is defined in the Act) of the Company.

          "Membership Interest" means a Member's interest in the Company, including such Member's Economic Interest and the right, if any, to participate in the management of the business and affairs of the Company, including the right, if any, to vote on, consent to or otherwise participate in any decision or action of or by the Members and the right to receive information concerning the business and affairs of the Company, in each case to the extent expressly provided in this Agreement or otherwise required by the Act.

          "Officer" means each Person designated as an officer of the Company pursuant to Section 5.8 for so long as such Person remains an officer pursuant to the provisions of Section 5.8.

          "Person" means a natural person, partnership (whether general or limited), limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

          "Profits" and "Losses" shall mean an amount equal to the Company's taxable income or loss with respect to any relevant period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code
Section 702 shall be in cluded in taxable income or loss), with the following adjustments:

          (a) Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profits and Losses pursuant to this definition of Profits and Losses shall be added to such taxable income or loss;

          (b) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses, shall be subtracted from such taxable income or loss;

          (c) Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

          (d) In the event that the Gross Asset Value of any Company asset is adjusted pursuant to paragraphs (b) or (c) of the definition of Gross Asset Value hereunder, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Profits and Losses;

          (e) In lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period, computed in accordance with the definition of Depreciation;

          (f) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in complete liquidation of a Membership Interest, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Profits or Losses; and

          (g) Notwithstanding any other provision of this definition of Profits and Losses, any items which are specially allocated pursuant to Section 4.2(b) shall not be taken into account in computing Profits or Losses allocable pursuant to Section 4.2(a).

          "Reserves" means amounts set aside by the Company for working capital, operating expenses or other actual or contingent obligations or liabilities of the Company.

          "Securities Act" means the Securities Act of 1933, as amended from time to time.

          "Subsidiary" means any Person in which another Person, directly or indirectly through Subsidiaries or otherwise, beneficially owns fifty percent (50%) or more of either the equity interests in, or the voting control of, such Person.

          "Taxable Year" means the Company's taxable year ending December 31 (or part thereof, in the case of the Company's last taxable year), or such other year as is (i) required by Section 706 of the Code or (ii) determined by the Board.

          "Transfer" shall mean, with respect to any Membership Interest (including any Unit, Unit Equivalents or other Economic Interest) or portion thereof or right therein in the Company, to sell, assign, transfer, convey, exchange, or other wise dispose of, including by dividend or distribution, such Company Membership Interest (including any Unit, Unit Equivalents or other Economic Interest) or portion thereof or right therein, in each case, whether made directly or indirectly, voluntarily or involuntarily, absolutely or conditionally, or by operation of law or otherwise.

          "Treasury Regulations" means the Federal income tax regulations, including any temporary regulations, promulgated under the Code, as such regulations may be amended from time to time.

          "Unit" means an Economic Interest in the Company representing a fractional part of the entire Economic Interest in the Company; provided that any class or group of Units issued shall have the relative rights, powers and duties set forth in this Agreement and the Economic Interest represented by such class or group of Units shall be determined in accordance with such relative rights, powers and duties.

          "Unit Equivalents" means (without duplication of any Units or other Unit Equivalents) rights, warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Units or securities exercisable for or convertible or exchangeable into Units, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

          1.2 OTHER DEFINITIONS. The terms set forth below are defined in the following Sections of this Agreement:


Additional Interests............ Section 3.4(a)
Board........................... Section 5.1
Brera Translator................ Section 9.1
Capital Account ................ Section 4.1
Certificated Interests.......... Section 9.3
Class A Majority................ Section 5.3(a)
Indemnifying Holder............. Section 11.10
Loss............................ Section 6.3
Managers........................ Section 5.3(a)
Pass-Thru Member ............... Section  7.2
Proceeding...................... Section 6.3
Tax Matters Member.............. Section 7.2

          1.3 CONSTRUCTION. Whenever the context requires, the gender of all words used in this Agreement includes the masculine, feminine and neuter and the singular number includes the plural number and vice versa. Unless otherwise indicated, all references to Articles and Sections refer to articles and sections of this Agreement, and all references to Schedules are to Schedules attached hereto, each of which is made a part hereof for all purposes.

          1.4 INCLUDING. Reference in this Agreement to "including", "includes" and "include" shall be deemed to be followed by "without limitation."


                                   ARTICLE II
                                  ORGANIZATION

          2.1 FORMATION. The Company has been organized as a Delaware limited liability company by the execution and filing of the Certificate by an authorized person (within the meaning of the Act) under and pursuant to the Act. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

          2.2 NAME. The name of the Company shall be "Classic Network Transmission, LLC." The Board in its sole discretion may change the name of the Company at any time and from time to time. Written notification of any such change shall be given to all Members. The Company's business may be conducted under its name and/or any other name or names deemed advisable by the Board.

          2.3 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE; OTHER OFFICES. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Board may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Board may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Board may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records there. The Company may have such other offices as the Board may designate from time to time.

          2.4 PURPOSES. The nature of the business or purposes to be conducted or promoted by the Company is to operate the television translators licensed by the FCC as currently operated by Classic Communications, Inc., a Delaware corporation, and its subsidiaries and assigned to the Company pursuant to that certain Assignment and Assumption Agreement, dated as of the date hereof, by and among the Company, Television Enterprises, Inc., a Texas corporation, Universal Cable Com, Inc. a/k/a Universal Cable Holdings, Inc., a Delaware corporation, and WT Acquisition corporation, a Delaware corporation, as such Members' Capital Contributions to the Company. The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

          2.5 POWERS OF THE COMPANY. Subject to the provisions of this Agreement and the Act, the Company shall have the power and authority to take any and all actions necessary, appropriate, proper, advisable, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.4, including, without limitation, the power:

               (a) to conduct its business, carry on its operations and have and exercise the powers granted to a limited liability company by the Act in any state, territory, district or possession of the United States, or in any foreign country that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

               (b) to acquire by purchase, lease, contribution of property or otherwise, own, hold, operate, maintain, finance, refinance, improve, lease, sell, convey, mortgage, transfer, demolish or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

               (c) to enter into, perform and carry out contracts of any kind, including, subject to Section 6.3, contracts with any Member or any Affiliate thereof, or any agent of the Company necessary to, in connection with, convenient to or incidental to the accomplishment of the purpose of the Company;

               (d) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships (including the power to be admitted as a partner thereof and to exercise the rights and perform the duties created thereby), trusts, limited liability companies (including the power to be admitted as a member or appointed as a manager thereof and to exercise the rights and perform the duties created thereby) or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;

               (e) to lend money for any proper purpose, to invest and reinvest its funds and to take and hold real and personal property for the payment of funds so loaned or invested;

               (f) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;

               (g) to appoint employees and agents of the Company and define their duties and fix their compensation;

               (h) to indemnify any Person in accordance with the Act and to obtain any and all types of insurance;

               (i) to cease its activities and cancel its Certificate;

               (j) to negotiate, enter into, renegotiate, extend, renew, terminate, modify, amend, waive, execute, acknowledge or take any other action with respect to any lease, contract or security agreement in respect of any assets of the Company;

               (k) to borrow money and issue evidences of indebtedness and guaranty indebtedness (whether of the Company or any of its Subsidiaries), and to secure the same by a mortgage, pledge or other lien on the assets of the Company;

               (l) to pay, collect, compromise, litigate, arbitrate or other wise adjust or settle any and all other claims or demands of or against the Company or to hold such proceeds against the payment of contingent liabilities;

               (m) to make, execute, acknowledge and file any and all documents or instruments necessary, convenient or incidental to the accomplishment of the purpose of the Company; and

               (n) to make such elections under the Code and other relevant tax laws as to the treatment of items of Company income, gain, loss, deduction and expense, and as to all other relevant matters, as the Company deems necessary or appropriate, including, without limitation, elections referred to in Section 754 of the Code, determination of which items of cash outlay are to be capitalized or treated as current expenses, and selection of the method of accounting and bookkeeping procedures to be used by the Company.

          2.6 FOREIGN QUALIFICATION. The Board shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability company in any jurisdiction in which the Company owns property or transacts business to the extent, in the reasonable judgment of the Board, such qualification or registration is necessary or advisable for the protection of the limited liability of the Members or to permit the Company lawfully to own property or transact business. The Board may and, at the request of the Board or any Officer, each Member shall, execute, acknowledge, swear to and deliver any or all certificates and other instruments conforming with this Agreement that are necessary or appro priate to qualify, continue or terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

          2.7 TERM. The term of the Company commenced on the date the Certificate was filed with the office of the Secretary of State of Delaware and shall continue in existence until dissolution as determined under Section 10.1.

          2.8 NO STATE-LAW PARTNERSHIP. The Members intend that the Company shall not be a partnership (including, without limitation, a limited partnership) or joint venture, and that no Member or Officer shall be a partner or joint venturer of any other Member or Officer, for any purposes, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for Federal and, if applicable, state and local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

                                   ARTICLE III
             MEMBERSHIP; CAPITAL CONTRIBUTIONS; ADDITIONAL INTERESTS

          3.1 MEMBERS.

               (a) Names, etc. The names, residence, business or mailing addresses, Capital Contributions and the type and number of Units of each Member are set forth on Schedule A, as such Schedule shall be amended from time to time in accordance with the terms of this Agreement. Any reference to this Agreement shall be deemed to include a reference to Schedule A as amended and in effect from time to time. Each Person listed on Schedule A, upon (i) his or its execution of this Agreement or counterpart thereto and (ii) receipt (or deemed receipt) by the Company of such Person's Capital Contribution as set forth on Schedule A, is hereby admitted to the Company as a Member of the Company.

               (b) Loans by Members. No Member, as such, shall be required to lend any funds to the Company or to make any additional contribution of capital to the Company, except as otherwise required by applicable law. Any Member may, with the approval of the Board, make loans to the Company, and any loan by a Member to the Company shall not be considered to be a Capital Contribution.

               (c) Representations and Warranties of Members. Each Member hereby represents and warrants to the Company and acknowledges that:

                    (i) such Member has such knowledge and experience in
               financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and making an informed investment decision with respect thereto; (ii) such Member has reviewed and evaluated all information necessary to assess the merits and risks of its investment in the Company and has had answered to its satisfaction any and all questions regarding such information (subject to such Member's right to rely upon the accuracy of any written representations and warranties made by the Company to such Member in connection with its investment); (iii) such Member is able to bear the economic and financial risk of an investment in the Company for an indefinite period of time; (iv) such Member is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; (v) the interests in the Company have not been registered under the securities laws of any jurisdiction and cannot be disposed of unless such disposition would not violate applicable securities laws or such interests are subsequently registered and/or qualified under applicable securities laws and the provisions of this Agreement have been complied with; (vi) the execution, delivery and performance of this Agreement have been duly authorized by such Member and do not require such Member to obtain any consent or approval that has not been obtained and do not contravene or result in a default under any provision of any law or regulation applicable to such Member or other governing documents or any agreement or instrument to which such Member is a party or by which such Member is bound; (vii) the determination of such Member to purchase interests in the Company has been made by such Member independent of any other Member and independent of any statements or opinions as to the advisability of such purchase or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Member or by any agent or employee of any other Member;
               (viii) this Agreement is valid, binding and enforceable against such Member in accordance with its terms; (ix) such Member is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act; and (x) if such Member is a corporation, partnership, limited liability company or trust, it has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Company, or if organized, reorganized or recapitalized specifically for the purpose of investing in the Company, each of the stockholders, partners, members or other owners of such Member is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

          3.2 NO LIABILITY OF MEMBERS.

               (a) No Liability. Except as otherwise required by applicable law and as expressly set forth in this Agreement, no Member shall have any personal liability whatsoever in such Member's capacity as a Member, whether to the Company, to any of the other Members, to the creditors of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or for any losses of the Company. Each Member shall be liable only to make such Member's Capital Contribution to the Company and the other payments provided expressly herein.

               (b) Distribution. In accordance with the Act and the laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member. It is the intent of the Members that no distribution to any Member pursuant to Article IV hereof shall be deemed a return of money or other property paid or distributed in violation of the Act. The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of the Act, and the Member receiving any such money or property shall not be required to return to any Person any such money or property. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

          3.3 INITIAL CAPITAL CONTRIBUTIONS. Each Member shall make a Capital Contribution to the Company in cash in the amount set forth opposite such Member's name on Schedule A hereto or an Asset Contribution, the Gross Asset Value of which is the amount set forth opposite such Member's name on Schedule A hereto. Upon receipt of the Capital Contribution set forth opposite such Member's name on Schedule A, each Member shall be deemed to own the number of Units set forth opposite such Member's name on Schedule A.

          3.4 ISSUANCE OF ADDITIONAL INTERESTS; ADDITIONAL MEMBERS.

               (a) Additional Interests. The Board shall have the right to cause the Company to issue or sell to any Person (including Members and Affiliates of Members) any of the following (which for purposes of this Agreement shall be "Additional Interests") (i) additional Membership Interests or other interests in the Company (including new classes or series thereof having different rights); (ii) obligations, evidences of indebtedness or other securities or interests convertible into or exchangeable for Membership Interests or other interests in the Company; and (iii) warrants, options or other rights to purchase or otherwise acquire Membership Interests or other interests in the Company. The Board shall determine the terms and conditions governing the issuance of such Additional Interests, including the number and designation of such Additional Interests, the preference (with respect to distributions, in liquidation or otherwise) over any other Membership Interests and any required contributions in connection therewith.

               (b) Additional Members and Interests. In order for a Person to be admitted as a Member of the Company with respect to an Additional Interest (i) such Person shall have delivered to the Company a written undertaking to be bound by the terms and conditions of this Agreement and shall have delivered such documents and instruments as the Board determines to be necessary or appropriate in connection with the issuance of such Additional Interest to such Person or to effect such Person's admission as a Member; and (ii) the Board shall amend Schedule A without the further vote, act or consent of any other Person to reflect such new Person as a Member. Upon the amendment of Schedule A, such Person shall be deemed to have been admitted as a Member and shall be listed as such on the books and records of the Company and thereupon shall be issued his or its Membership Interest. If an Additional Interest is issued to an existing Member, the Board or the

Secretary of the Company shall amend Schedule A without the further vote, act or consent or any other Person to reflect the issuance of such Additional Interest and, upon the amendment of such Schedule A, such Member shall be issued his or its Additional Interest, including any Economic Interest that corresponds to and is part of such Additional Interest.

          3.5 CERTIFICATION OF UNITS. The Company may in its discretion issue certificates to the Holders representing the Economic Interest held by such Holder.

                                   ARTICLE IV
                CAPITAL ACCOUNTS; DIVISION OF PROFITS AND LOSSES;
                                  DISTRIBUTIONS

          4.1 CAPITAL ACCOUNTS. Each Member shall have a capital account (a "Capital Account") which account shall be (a) increased by the amount of (i) cash and the Gross Asset Value of any Asset Contributions (net of liabilities assumed by the Company and liabilities to which the property is subject), plus
(ii) such Member's distributive share of Profits allocated pursuant to Section 4.2(a) and any items of income and gain of the Company specially allocated to such Member pursuant to Section 4.2(b), and (b) decreased by the amount of (i) cash and the Gross Asset Value of other property (net of liabilities assumed by the Member and liabilities to which the property is subject) distributed by the Company to such Member, plus (ii) such Member's distributive share of Losses allocated pursuant to Section 4.2(a) and any items of loss and deduction of the Company specially allocated to such Member pursuant to Section 4.2(b). The Capital Accounts shall be maintained in accordance with Treasury Regulations
Section 1.704-1(b). Accordingly, the provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Section of the Treasury Regulations.

          4.2 ALLOCATIONS OF INCOME AND LOSS.

                    (a) Allocations to Capital Accounts.

                              (i) Profits. After giving effect to the special
                    allocations set forth in Section 4.2(b), Profits with respect to each Fiscal Year shall be allocated in the following order of priority:

                                        (1) first, to each Member in amounts
          equal to the respective Losses, if any, allocated to each such Member pursuant to Section 4.2(a)(ii) until the aggregate amount of Profits allocated to such Members equals the amount of Losses allocated to such Members pursuant to Section 4.2(a)(ii); and

                                        (2) thereafter, to each of the Members,
          in accordance with their respective Economic Interests.

                              (ii) Losses. After giving effect to the special
                    allocations set forth in Section 4.2(b), all Losses with respect to each Fiscal Year shall be allocated to each of the Members in accordance with their respective Economic Interests.

                    (b) Special Allocations.

                              (i) Any allocation pursuant to Section 4.2(a)
                    will, however, be subject to any adjustment required to comply with Treasury Regulations Sections 1.704-1 and 1.704-2, including, without limitation, any qualified income offset within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and any non recourse deduction or minimum gain chargeback within the meaning of Treasury Regulations Section 1.704-2.

                              (ii) No allocation of Losses (or items thereof)
                    shall be made to any Member to the extent that such allocation would create or increase a deficit in such Member's Adjusted Capital Account.

                              (iii) In the event that any Member has a deficit
                    Adjusted Capital Account balance as of the close of any Fiscal Year, such Member shall be specially allocated items of Company income and gain in amounts sufficient to eliminate such deficit as quickly as possible.

                    (c) Any special allocations (other than special allocations, the effect of which are likely to be offset in the future by other special allocations) of items pursuant to Section 4.2(b) shall be taken into account, to the extent permitted by the Treasury Regulations, in computing subsequent allocations of income, gain, loss or deductions pursuant to Section 4.2(a) so that the net amount of any items so allocated and all other items allocated to each Member shall, to the extent possible, be equal to the amount that would have been allocated to each Member pursuant to Section 4.2(a) had such special allocations under this Section 4.2(b) not occurred.

                    (d) The Board is authorized to adopt any convention or combination of conventions likely to be upheld for Federal income tax purposes regarding the allocation and/or special allocations of items of Company income, gain, loss, deduction and expense with respect to a newly issued Membership Interest, a Transferred Membership Interest and a redeemed Membership Interest. A transferee of a Membership Interest shall succeed to the Capital Account of the transferor Member to the extent it relates to the Transferred Membership Interest.

                    (e) Subject to applicable Treasury Regulations and notwithstanding anything expressed or implied to the contrary in this Agreement, the Board may, in its sole and absolute discretion, determine allocations to Capital Accounts based on an annual, quarterly or other period and/or on realized and unrealized net increases or net decreases, as the case may be, in the fair market value of Company property.

                    (f) Tax Allocations. Items of income, gain, loss, deduction and expense realized by the Company shall, for each Fiscal Year, be allocated, for Federal, state and local income tax purposes, among the Members in the same manner as the items of income, gain, loss, deduction and expense were allocated to Capital Accounts pursuant to Sections 4.2(a) and (b), except that solely for Federal, state and local income tax purposes, allocations shall be made in accordance with Section 704(c) of the Code and the Treasury Regulations promulgated thereunder. The Company may, as determined by the Board, use any permissible allocation method under Treasury Regulations Section 1.704-3. Any tax credits generated by the Company shall be allocated among the Members in accordance with their Economic Interests. The Members are aware of the income tax consequences of the allocations made by this Section 4.2(f) and hereby agree to be bound by the provisions of this Agreement in reporting their shares of Company income, gain, loss, deduction, expense and credit for income tax purposes.

          4.3 DISTRIBUTIONS.

                    (a) General. The Company shall not make any distributions to its Members other than as determined by the Board in accordance with this Agreement or as provided in this Article IV or Article X.

                    (b) Interim Distributions. All distributions of Company assets to be made to the Members prior to and otherwise not in conjunction with the final liquidation of the Company shall be made to the Members only at such times as the Board, in its sole and absolute discretion, deems appropriate and shall be made to the Members pro rata in accordance with their respective Economic Interests; provided that to the extent that any such distribution would result in the Capital Account of any Member being reduced below its initial Capital Contribution set forth in Section 3.3, the portion of such distribution causing such occurrence shall be distributed to the other Members pro rata based on their respective Capital Accounts.

                    (c) Amounts Withheld. Notwithstanding any other provision of this Agreement, the Board is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any foreign or United States Federal, state or local withholding requirement with respect to any allocation, payment or distribution by the Company to any Member or other Person. All amounts so withheld, and, in the manner determined by the Board, amounts withheld with respect to any allocation, payment or distribution by any Person to the Company, shall be treated as distributions to the applicable Members under Section 4.3 or 10.2, as the case may be. If any such withholding requirement with respect to any Member exceeds the amount distributable to such Member under Section 4.3 or 10.2, as the case may be, or if any such withholding requirement was not satisfied with respect to any amount previously allocated or distributed to such Member, such Member and any successor or assignee with respect to such Membership Interest hereby indemnifies and agrees to hold harmless the Board, the Managers and the Company for such excess amount or such withholding requirement, as the case may be.

          4.4 NO RIGHT OF WITHDRAWAL. No Member shall have the right to withdraw any portion of such Member's Capital Contributions or Capital Account in the Company, except as expressly provided herein.

          4.5 AMOUNTS HELD IN RESERVE. The Board shall have the power, based upon the advice of the Company's auditors, financial consultants and attorneys, to set aside an amount of Reserves to be held by the Company in order to maintain the Company in a sound financial and cash position and to make such provision as it in its reasonable judgment deems necessary or advisable for any and all liabilities and obligations, contingent, unforeseen or otherwise, of the Company.

                                    ARTICLE V
                               MANAGEMENT; MEMBERS

          5.1 MANAGEMENT BY THE BOARD OF MANAGERS. Except for cases in which the approval of the Members is expressly required by this Agreement or by non-waivable provisions of applicable law, and subject to the provisions of
Section 5.2, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a board of managers (the "Board"). Except with respect to the execution and filing of the Certificate or as otherwise specifically provided by this Agreement, no Member, acting solely in the capacity of a Member, shall be an agent of the Company or have any authority to act for or bind the Company. Except as expressly provided in this Agreement, Members, in their capacity as such, shall have no voting, approval or consent rights.

          5.2 ACTIONS BY THE BOARD; DELEGATION OF AUTHORITY AND DUTIES.

                    (a) In managing the business and affairs of the Company and exercising its powers, the Board may act through meetings and written consents pursuant to Sections 5.4 and 5.7 and through any Officer of the Company to whom authority and duties have been delegated pursuant to Section 5.8.

                    (b) Any Person dealing with the Company, other than a Member, may rely on the authority of any Officer in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement.

          5.3 BOARD COMPOSITION.

                    (a) The Board shall consist of up to two (2) (the "Managers") designated by the Member(s) holding a majority of the Class A Units (the "Class A Majority"). Each Manager shall have one (1) vote for all matters submitted for approval to the Board. The names of the initial members of the Board are J. Merritt Belisle and Steven E. Seach.

                    (b) Removal. The removal from the Board (with or without cause) of any Manager shall be in the sole discretion and at the written direction of the Class A Majority, but only upon such written direction and under no other circumstances.

                    (c) Vacancy. In the event that any Manager ceases to serve as a member of the Board during such representative's term of office, the resulting vacancy on the Board shall be filled only by a representative designated by the Class A Majority.

          5.4 MEETINGS OF AND VOTING BY THE BOARD.

                    (a) J. Merritt Belisle will serve as Chairman of the Board; provided that in the event J. Merritt Belisle shall not be a member of the Board, the Class A Majority shall designate his successor.

                    (b) The presence of all of the members of the Board shall constitute a quorum for the transaction of business of the Board, and, except as otherwise provided elsewhere in this Agreement, the act of the unanimous vote of the Managers present at a meeting of the Board at which a quorum is present shall be the act of the Board. Any Manager who is present at a meeting of the Board at which action on any matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless such Manager shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

                    (c) Special meetings of the Board may be called by any Manager on at least 48 hours' written notice to each other Manager. Such notice shall state the purpose or purposes of, or the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement.

                    (d) Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that such meeting is not lawfully called or convened.

                    (e) The Company shall promptly pay the reasonable out-of-pocket expenses incurred by each Manager (including reasonable private aircraft expenses) in connection with attending the meetings of the Board or any committee thereof (unless such expenses shall have been paid or are required to be paid by any other Person).

                    (f) Except as otherwise provided in Section 5.4(e) above, none of the Managers shall be entitled to compensation from the Company by virtue of such Person's activities as a Manager; provided that the foregoing shall not prevent a Manager from receiving reimbursement for out-of-pocket expenses incurred by such Person on behalf of the Company (including, without limitation, legal fees), receiving distributions as a Member pursuant to this Agreement or otherwise receiving compensation from the Company for actions unrelated to such Person's activities as a Manager.

                    (g) Certain FCC-Related Restrictions. Without in any way limiting the foregoing provisions of this Section 5.4, no Member who is a Class B Unitholder, shall do any of the following:

                              (i) act as an employee of the Company if his or
                    her functions, directly or indirectly, relate to the media business of the Company or any Media Subsidiary;

                              (ii) serve, in any material capacity, as an
                    independent contractor or agent with respect to the media business of the Company or any Media Subsidiary;

                              (iii) communicate on matters pertaining to the
                    day-to-day operations of the Company or any Media Subsidiary with the Board or any officer, director, equivalent non-corporate official, partner, agent, representative or employee of the Company or any Media Subsidiary, provided that this clause (iii) shall not be deemed to prohibit obtaining periodic financial reports or other financial information;

                              (iv) perform any services for the Company
                    materially relating to the media activities of the Company (except to make loans to, or act as a surety for the Company);

                              (v) become actively involved in the management or
                    operation of the media business of the Company;

                              (vi) vote on the appointment of any Manager,
                    unless such appointment can be vetoed by the Board; or

                              (vii) vote on the removal of any Manager, unless
                    the Manager is (A) subject to bankruptcy proceedings (as described below), (B) removed for cause in a situation in which it is determined by a court of competent jurisdiction or other independent third party that any actions of the Manager constitute either malfeasance, criminal conduct constituting a felony, fraud, wanton or willful neglect, gross negligence, reckless disregard of its duties with respect to the management of the Company and its Media Subsidiaries, or other such comparable extraordinary conduct with respect to which a prudent investor would require the right to remove such Person, or (C) in the case of any Manager, adjudicated incompetent by a court of competent jurisdiction. For purposes of this clause, a Manager shall be deemed to be subject to "bankruptcy proceedings" upon the occurrence of any of the following: (I) the filing of an application by a Manager for, or a consent to, the appointment of a trustee of its assets; (II) the filing by a Manager of a voluntary petition in bankruptcy or the filing of a pleading in any court of record admitting in writing its inability to pay its debts as they come due; (III) the making by a Manager of a general assignment for the benefit of creditors; (IV) the filing by a Manager of an answer admitting the material allegations of, or its consenting to, or defaulting in answering, a bankruptcy petition filed against it in any bankruptcy proceeding; or (V) the expiration of 60 days following the entry or an order, judgment or decree by any court of competent jurisdiction adjudicating a Manager bankrupt or appointing a trustee of its assets.

The purpose of the restrictions set forth in this Section 5.4(g) is to conform the rights and powers of Class B Unitholders to the criteria for non-attribution of limited partnership interests and membership interests in limited liability companies established by the FCC Rules.

          5.5 ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE. Any action permitted or required by the Act, the Certificate or this Agreement to be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Managers. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board. Subject to the requirements of the Act, the Certificate or this Agreement for notice of meetings, the Managers may participate in and hold a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

          5.6 OFFICERS. Officers of the Company may be elected by the Board and may consist of a chief executive officer, chief financial officer, a president, one or more vice-presidents, a treasurer, a secretary, and such other officers and assistant officers as may be deemed necessary or desirable by the Board. Any number of offices may be held by the same person. In its discretion, the Board may choose not to fill any office for any period as it may deem advisable. Each Officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided. Any Officer or agent elected by the Board may be removed by the Board whenever in its judgment the best interests of the Company would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board for the unexpired portion of the term by the Board then in office. Compensation of all Officers shall be fixed by the Board, and no Officer shall be prevented from receiving such compensation by virtue of his or her also being a

Manager. In the case of the absence or disability of any Officer of the Company and of any person hereby authorized to act in such Officer's place during such Officer's absence or disability, the Board may by resolution delegate the powers and duties of such Officer to any other Officer or to any director, or to any other person whom it may select. The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

          5.7 PURCHASE OF UNITS. The Board may cause the Company to purchase or otherwise acquire Units, Unit Equivalents or other Economic Interests or may purchase or otherwise acquire Units, Unit Equivalents or other Economic Interests on behalf of the Company. As long as such Units, Unit Equivalents or other Economic Interests are owned by or on behalf of the Company, such securities will not be considered outstanding for any purpose.

          5.8 LIMITATION OF DUTIES. No Manager (in his capacity as a Manager) shall have any duties (including fiduciary duties) or liabilities relating thereto, to the Company, the Holders or the other Managers, except as specifically provided herein. Accordingly, each Manager shall be entitled to act solely on behalf of the Members that have designated such Manager.


                                   ARTICLE VI
                         EXCULPATION AND INDEMNIFICATION

          6.1 PERFORMANCE OF DUTIES; NO LIABILITY OF MEMBERS, MANAGERS AND OFFICERS. No Member or Manager shall have any duty to the Company or any Member of the Company except as expressly set forth herein or in other written agreements. No Member, Manager or Officer of the Company shall be liable to the Company or to any Member for any loss or damage sustained by the Company or to any Member, unless the loss or damage shall have been the result of gross negligence, fraud or intentional misconduct by the Member, Manager or Officer in question or, in the case of an Officer, breach of such Person's duties pursuant to Section 5.6. In performing such Person's duties, each such Person shall be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports or statements (including financial statements and information, opinions, reports or statements as to the value or amount of the assets, liabilities, profits or losses of the Company or any facts pertinent to the existence and amount of assets from which distributions to Members might properly be paid) of the following other

Persons or groups: one or more Officers or employees of the Company, any attorney, independent accountant, appraiser or other expert or professional employed or engaged by or on behalf of the Company, the Board; or any other Person who has been selected with reasonable care by or on behalf of the Company, the Board in each case as to matters which such relying Person reasonably believes to be within such other Person's competence. The preceding sentence shall in no way limit any Person's right to rely on information to the extent provided in Section 18-406 of the Act. No Member, Manager or Officer of the Company shall be personally liable under any judgment of a court, or in any other manner, for any debt, obligation or liability of the Company, whether that liability or obligation arises in contract, tort or otherwise, solely by reason of being a Member, Manager or Officer of the Company or any combination of the foregoing.

          6.2 CONFIDENTIAL INFORMATION. No Holder or Manager shall disclose or use at any time, either during his or its association or employment with the Company or thereafter, any Confidential Information of which the Holder or Manager is or becomes aware. Each Holder and Manager in possession of Confidential Information shall take all appropriate steps to safeguard such information and to protect it against disclosure, misuse, espionage, loss and theft. Notwithstanding the above, a Holder or Manager may disclose Confidential Information to the extent (i) the disclosure is necessary for the Holder, Manager and/or the Company's agents, representatives, and advisors to fulfill their duties to the Company pursuant to this Agreement and/or other written agreements, (ii) the disclosure is made in connection with the exercise of any Holder's or Manager's rights pursuant to Article IX or (iii) the disclosure is required by law or a court order.


          6.3 RIGHT TO INDEMNIFICATION. Subject to the limitations and conditions as provided in this Article VI, each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative or in the nature of an alternative dispute resolution in lieu of any of the foregoing (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that such Person, or a Person of which such Person is the legal representative, is or was a Member, a Manager or Officer or, in each case, a representative thereof shall be indemnified by the Company to the fullest extent permitted by applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, reasonable attorneys' and experts' fees) actually incurred by such Person in connection with such Proceeding, appeal, inquiry or investigation (each a "Loss"), unless (in the case of a Manager or Officer) such Loss shall have been the result of gross negligence, fraud or intentional misconduct by such Person or arises in connection with any action, suit or proceeding brought by one Member against another Member, in which case such indemnification shall not cover such Loss to the extent resulting from such gross negligence, fraud or intentional misconduct or action, suit or proceeding brought by one Member against another Member. Indemnification under this
Article VI shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnity hereunder. The rights granted pursuant to this Article VI shall be deemed contract rights, and no amendment, modification or repeal of this Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings, appeals, inquiries or investigations arising prior to any amendment, modification or repeal. Notwithstanding anything in this Section 6.3 to the contrary, the indemnification provided by this Section 6.3 shall only apply to Proceedings brought by third-party claimants against such Member, Manager, or Officer and not Proceedings brought by the Company against such Member, Manager, or Officer.

          6.4 ADVANCE PAYMENT. The right to indemnification conferred in this
Article VI shall include the right to be paid or reimbursed by the Company for the reasonable expenses incurred by a Person (other than an officer of the Company or any of its Subsidiaries thereof in respect of claims by the Company or any of its Subsidiaries thereof against such officer in such officer's capacity as such) entitled to be indemnified under Section 6.3 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding shall be made only upon delivery to the Company of a written affirmation by such Person of his or her good faith belief that he has met the standard of conduct necessary for indemnification under Article VI and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article VI or otherwise.

          6.5 INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Company, at the direction of the Board, may indemnify and advance expenses to an employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses under Sections 6.4 and 6.5.

          6.6 APPEARANCE AS A WITNESS. Notwithstanding any other provision of this Article VI, the Company may pay or reimburse reasonable out-of-pocket expenses incurred by a Manager, Member, Officer, employee or agent in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

          6.7 NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right that a Member, Manager, Officer or other Person indemnified pursuant to this Article VI may have or hereafter acquire under any law (common or statutory) or provision of this Agreement.

          6.8 INSURANCE. The Company may obtain and maintain, at its expense, insurance to protect the Members, Managers, Officers, employees and agents from any expense, liability or loss arising out of or in connection with such Person's status and actions as a Member, Manager, Officer, employee or agent. In addition, the Company may, without further approval, but is not obligated to, purchase and maintain insurance, at its expense, to protect itself and any other Member, Manager, Officer or agent of the Company who is or was serving at the request of the Company as a manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of a foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this
Article VI.

          6.9 SAVINGS CLAUSE. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Person indemnified pursuant to this Article VI as to costs, charges and expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement with respect to any such Proceeding, appeal, inquiry or investigation to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE VII
                                      TAXES

          7.1 TAX RETURNS. The Company shall cause to be prepared and filed all necessary Federal, state and local income tax returns for the Company, and shall make any elections the Board may deem appropriate and in the best interests of the Members. Each Member shall furnish to the Company all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed. The Company shall furnish all pertinent information to the Members that is necessary to determine amounts includible on their tax returns with respect to the Company (including Schedule K-1) not later than 75 days after the end of the Taxable Year or any extension period granted by the relevant authority having jurisdiction over such matters.

          7.2 TAX MATTERS MEMBER. The Board shall have the power and authority to appoint a "tax matters partner" of the Company pursuant to Section 6231(a)(7) of the Code (the "Tax Matters Member") who shall also be the "notice partner" within the meaning of Section 6223 of the Code. Each person (for purposes of this Section 7.2, a "Pass-Thru Member") that holds or controls a Unit on behalf of, or for the benefit of, another person or persons, or which Pass-Thru Member is beneficially owned (directly or indirectly) by another person or persons shall, within 30 days following receipt from the Tax Matters Member of a notice or document, convey such notice or other document in writing to all holders of beneficial interests in the Company holding such interest through such Pass-Thru Member. The Tax Matters Member is authorized to represent the Company before the Internal Revenue Service and any other governmental agency with jurisdiction. The Tax Matters Member is not authorized to sign consents or enter into settlements or other agreements with any governmental agencies, unless the Board has approved such action.


                                  ARTICLE VIII
                        BOOKS, REPORTS AND COMPANY FUNDS

          8.1 MAINTENANCE OF BOOKS. The Company shall keep books and records of accounts in accordance with GAAP and shall keep minutes of the proceedings of its Managers. The Fiscal Year shall be the accounting year of the Company for financial reporting purposes.

          8.2 COMPANY FUNDS. The Company may not commingle the Company's funds with the funds of any Member or the funds of any Affiliate of any Member.

                                   ARTICLE IX
                           TRANSFERS AND OTHER EVENTS

          9.1 RESTRICTION ON TRANSFERS. No Class A Unitholder may, except pursuant to (i) that certain Option Agreement, dated as of the date hereof, by and between Translator Management, Inc., a Delaware corporation, and Brera Translator, Corp. ("Brera Translator"), a Delaware corporation, and (ii) that certain Option Agreement, dated as of the date hereof, by and between Brera Translator and Classic Cable, Inc., a Delaware corporation, Transfer all or any part of such Holder's Membership Interest (including any Unit, Unit Equivalents or other Economic Interest) or any portion thereof or interest therein.

          9.2 REDEMPTION BY THE COMPANY. At the sole election and discretion of the Board, the Company may on any occasion redeem all Class B Unitholders' Membership Interests (including any Units, Unit Equivalents or other Economic Interests) at a redemption price equal to the Capital Contribution made to the Company as set forth opposite such Class B Unitholder's name on Schedule A hereto.

          9.3 LEGEND. In the event that certificates representing Member ship Interests are issued ("Certificated Interests"), such certificates will bear the following legend:

          "THE INTEREST REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. THE TRANSFER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN A LIMITED LIABILITY COMPANY AGREEMENT, AS AMENDED, GOVERNING THE ISSUER (THE "COMPANY"), BY AND AMONG CERTAIN INVESTORS. A COPY OF SUCH CONDITIONS SHALL BE FURNISHED BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

          9.4 EFFECTIVE DATE. Any Transfer and any related admission of a Person as a Member in compliance with this Article IX shall be deemed effective on such date that the transferee or successor in interest complies with the requirements of this Agreement.

          9.5 EFFECT OF INCAPACITY. Except as otherwise provided herein, the Incapacity of a Member shall not dissolve or terminate the Company. In the event of such Incapacity, the executor, administrator, guardian, trustee or other personal representative of the Incapacitated Member shall be deemed to be the assignee of such Member's Economic Interest and may, subject to the terms and conditions set forth in Section 9.6, become a substituted Member.

                                    ARTICLE X
                    DISSOLUTION, LIQUIDATION AND TERMINATION

          10.1 DISSOLUTION. The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:

                    (a) a resolution by the Board to dissolve the Company; or

                    (b) the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act.

The death, retirement, resignation, expulsion, Incapacity, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

          10.2 LIQUIDATION AND TERMINATION. On dissolution of the Company, the liquidator(s) shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator(s) shall continue to operate the Company properties with all of the power and authority of Board and Members, subject to the power of the Board to remove and replace such liquidator(s). The steps to be accomplished by the liquidator(s) are as follows:

                    (a) As promptly as possible after dissolution and again after final liquidation, the liquidator(s) shall cause a proper accounting to be made by a nationally recognized firm of certified public accountants of the Company's assets, liabilities and operations through the date on which the dissolution occurs or the final liquidation is completed, as applicable.

                    (b) The liquidator(s) shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash fund for contingent liabilities in such amount and for such term as the liquidator(s) may reasonably determine).

                    (c) All remaining assets of the Company shall be distributed to the Holders in accordance with the positive balances in their respective Capital Accounts, as determined after taking into account all adjustments to Capital Accounts for the Taxable Year in which the liquidation of the Company occurs, by the end of the Taxable Year of the Company during which the liquidation of the Company occurs (or, if later, 90 days after the date of the liquidation).

The liquidator(s) shall cause only cash, evidences of indebtedness and other securities to be distributed in any liquidation. The distribution of cash and/or property (other than cash) to a Holder in accordance with the provisions of this Section 10.2 constitutes a complete return to such Holder of its Capital Contributions and a complete distribution to such Holder of its interest in the Company and all the Company's property and constitutes a compromise to which all Holders have consented within the meaning of the Act. The distribution of cash and/or property (other than cash) to a Holder who is not a Member in accordance with the provisions of this Section 10.2 constitutes a complete distribution to such Holder of its interest in the Company and all the Company's property and constitutes a compromise to which all Holders have consented within the meaning of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

          10.3 CANCELLATION OF CERTIFICATE. On completion of the distribution of Company assets as provided herein, the Company is terminated, and shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made pursuant to Section 2.1 and take such other actions as may be necessary to terminate the Company.

                                   ARTICLE XI
                        GENERAL/MISCELLANEOUS PROVISIONS

          11.1 OFFSET. Whenever the Company is to pay any sum to any Holder, any amounts that such Holder owes to the Company may be deducted from that sum before payment.

          11.2 NOTICES. Except as expressly set forth to the contrary in this Agreement, all notices, requests or consents provided for or permitted to be given under this Agreement must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person; and a notice, request, or consent given under this Agreement is effective upon receipt against the Person who receives it. All notices, requests and consents to be sent to a Member must be sent to or made at the address given for that Holder on Schedule A, or such other address as that Holder may specify by notice to the other Holders. Any notice, request or consent to the Company or the Board must be given to the Board or, if appointed, the secretary of the Company at the Company's chief executive offices. Whenever any notice is required to be given by law or this Agreement, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

          11.3 ENTIRE AGREEMENT. This Agreement and other written agreements among the Holders of even date herewith constitute the entire agreement among the Holders relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

          11.4 EFFECT OF WAIVER OR CONSENT. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations hereunder or with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person hereunder or with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default hereunder or with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

          11.5 AMENDMENT OR MODIFICATION. This Agreement and any provision hereof may be amended or modified from time to time only by a written instrument unanimously adopted by the Board. Notwithstanding the preceding sentence, the Board may amend and modify the provisions of this Agreement (including Article
IV) and Schedule A hereto to the extent necessary to reflect the issuance of Additional Interests (including new classes of interests, and including the issuance or exercise of Unit Equivalents) in the Company or the admission or substitution of any Holder permitted under this Agreement.

          11.6 BINDING EFFECT. Subject to the restrictions on Transfers set forth in this Agreement, this Agreement is binding on and shall inure to the benefit of the Members and their respective heirs, legal representatives, successors and permitted assigns. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person.

          11.7 GOVERNING LAW; SEVERABILITY. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

          11.8 FURTHER ASSURANCES. In connection with this Agreement and the transactions contemplated hereby, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and those transactions.

          11.9 WAIVER OF CERTAIN RIGHTS. Each Holder irrevocably waives any right it may have to demand any distributions or withdrawal of property from the

Company or to maintain any action for dissolution (except pursuant to Section 18-802 of the Act) of the Company or for partition of the property of the Company.

          11.10 INDEMNIFICATION AND REIMBURSEMENT FOR PAYMENTS ON BEHALF OF A HOLDER. If the Company is obligated to pay any amount to a govern mental agency (or otherwise makes a payment) because of a Holder's status or otherwise specifically attributable to a Holder (including, without limitation, Federal withholding taxes with respect to foreign Persons, state personal property taxes, state unincorporated business taxes, etc.), then such Holder (the "Indemnifying Holder") shall indemnify the Company in full for the entire amount paid (including, without limitation, any interest, penalties and expenses associated with such payments). At the option of the Board, either:

                    (a) promptly upon notification of an obligation to indemnify the Company, the Indemnifying Holder shall make a cash payment to the Company equal to the full amount to be indemnified (provided that the amount paid shall not be treated as a Capital Contribution), or

                    (b) the Company shall reduce distributions that would otherwise be made to the Indemnifying Holder, until the Company has recovered the full amount to be indemnified (provided that the amount of such reduction shall be deemed to have been distributed for all purposes of this Agreement).

An Indemnifying Holder's obligation to make contributions to the Company under this Section 11.11 shall survive the termination, dissolution, liquidation and winding up of the Company and, for purposes of this Section 11.11, the Company shall be treated as continuing in existence. The Company may pursue and enforce all rights and remedies it may have against each Indemnifying Holder under this
Section 11.11, including instituting a lawsuit to collect such contribution with interest calculated at the Company's then existing borrowing rate for its senior secured debt (but not in excess of the highest rate per annum permitted by law).

          11.11 NOTICE TO HOLDERS OF PROVISIONS. By executing this Agreement, each Holder acknowledges that it has actual notice of (a) all of the provisions hereof (including, without limitation, the restrictions on the transfer set forth in Article XI) and (b) all of the provisions of the Certificate.

          11.12 COUNTERPARTS. This Agreement may be executed in multiple counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

          11.13 CONSENT TO JURISDICTION. Each Holder (i) irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the District of Delaware and the state courts of the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby, (ii) agrees that service of any process, summons, notice or document by U.S. certified or registered mail to such Holder's respective address set forth on Schedule A shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence, and (iii) irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the District of Delaware or the state courts of the State of Delaware, and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

          11.14 HEADINGS. The headings used in this Agreement are for the purpose of reference only and will not otherwise affect the meaning or interpretation of any provision of this Agreement.

          11.15 REMEDIES. The Company and the Holders shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement (including costs of enforcement) and to exercise any and all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company or any Holder may in its or his sole discretion apply to any court of law or equity of competent jurisdiction for specific performance or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation or threatened violation of the provisions of this Agreement.

          11.16 SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          11.17 SURVIVAL. All indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Company until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified or reimbursed, as the case may be.

          IN WITNESS WHEREOF, the Members have executed this Agreement as of the date first set forth above.

                              TELEVISION ENTERPRISES, INC.



                              By:/s/ Steven Seach
                                 -----------------------------------------------
                              Name:   Steven Seach
                              Title:  President and Chief Financial Officer


                              UNIVERSAL CABLE COM, INC. a/k/a
                              UNIVERSAL CABLE HOLDINGS, INC.



                              By:/s/ Steven Seach
                                 -----------------------------------------------
                              Name:   Steven Seach
                              Title:  President and Chief Financial Officer


                              WT ACQUISITION CORPORATION



                              By:/s/ Steven Seach
                                 -----------------------------------------------
                              Name:   Steven Seach
                              Title:  President and Chief Financial Officer

                              TRANSLATOR MANAGEMENT, INC.



                              By:/s/ J. Merritt Belisle
                                 -----------------------------------------------
                              Name:   J. Merritt Belisle
                              Title:  Chief Executive Officer

                                   SCHEDULE A


                                         Agreed Upon Value of           Agreed Upon Value of           Number of Units
                                         Capital                        Capital                        representing
                                         Contributions in Respect       Contributions in Respect       Class A
                                         of Class A Units               of Class B Units               Membership Interests
                                         -------------------------      -------------------------      --------------------
       Name and Address of Member
Television Enterprises, Inc.                     N/A                        $32,333.33                         N/A
515 Congress Avenue
Suite 2626
Austin, TX 78701
Tel: 512-476-9095
Fax: 512-476-5204

Universal Cable Com, Inc. a/k/a                  N/A                        $32,333.33                         N/A
Universal Cable Holdings, Inc.
515 Congress Avenue
Suite 2626
Austin, TX 78701
Tel: 512-476-9095
Fax: 512-476-5204

WT Acquisition Corporation                       N/A                        $32,333.33                         N/A
515 Congress Avenue
Suite 2626
Austin, TX  78701
Tel: 512-476-9095
Fax:  512-476-5204

Translator Management, Inc.                     $970                               N/A                           1
515 Congress Avenue
Suite 2626
Austin, TX 78701
Tel: 512-476-9095
Fax: 512-476-5204


                                                                       Percentage Allocation of       Percentage Allocation of
                                        Number of Units                Distributions Pursuant to      Distributions Pursuant to
                                        representing                   Article IV hereof              Article IV hereof
                                        Class B                        relating to Class A            relating to Class B
                                        Membership Interests           Economic Interests             Economic Interests
                                        --------------------           -------------------------      -------------------------
       Name and Address of Member
Television Enterprises, Inc.                    33                             N/A                          331/3%
515 Congress Avenue
Suite 2626
Austin, TX 78701
Tel: 512-476-9095
Fax: 512-476-5204

Universal Cable Com, Inc. a/k/a                 33                             N/A                          331/3%
Universal Cable Holdings, Inc.
515 Congress Avenue
Suite 2626
Austin, TX 78701
Tel: 512-476-9095
Fax: 512-476-5204

WT Acquisition Corporation                      33                             N/A                          331/3%
515 Congress Avenue
Suite 2626
Austin, TX  78701
Tel: 512-476-9095
Fax:  512-476-5204

Translator Management, Inc.                    N/A                            100%                             N/A
515 Congress Avenue
Suite 2626
Austin, TX 78701
Tel: 512-476-9095
Fax: 512-476-5204